Exhibit 1.4

Certificate
of Amendment
Canada Business
Corporations Act
Certificat
de modification
Loi canadienne sur
les sociétés par actions

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM
JUN 01 2006

GENOIL INC.

Name of corporation-Dénomination de la société
329322-0

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:
a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

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Je certifie que les statuts de la société susmentionnée ont été modifiés:
a)	en vertu de l’article 13 DC la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

                           Richard G. Shaw
                           Director-Directeur
May 31, 2006 / le 31 mai 2006
Date of Amendment-Date de modification

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)
FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination sociale de la société
GENOIL INC.
2 — Corporation No. — No de la société
329322-0

3 — The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

1.     Pursuant to subsections 173(l)(e) of the Canada Business Corporations Act, Article 3 of the Articles of the Corporation is hereby amended by increasing the capital of the Corporation by the creation of an additional class of shares, to be designated as “Class A Preferred Shares”, issuable in one or more series, in an amount up to 10,000,000 Class A Preferred Shares, each such Class A Preferred Share having attached the rights, privileges, restrictions and conditions as set out in the attached Schedule of Share Capital; and
2.     Pursuant to subsection 173(l)(o) of the Canada Business Corporations Act, Article 7 of the Articles of the Corporation is hereby amended by deleting the existing provisions and inserting therefor the following:
“The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.”

Date	Signature	Title —Titre

DIRECTOR

FOR DEPARTMENTAL USE ONLY — A L’USAGE DU MINISTÈRE SEULEMENT	Print Name — Nom en letters moulées

Filed — Déposée	BRIAN KORNEY	Canada

ELECTRONICALLY
FILED
MAY 31 2006

SCHEDULE OF SHARE CAPITAL
Class A Preferred Shares
          The Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions::
(i)	the Class A Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)	subject to the provisions of the Canada Business Corporations Act, the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Class A Preferred Shares.

ELECTRONIC TRANSACTION
REPORT
ARTICLES OF AMENDMENT
(SECTIONS 27 OR 177)
RAPPORT DE LA TRANSACTION
ÉLECTRONIQUE
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

Processing Type — Mode de traitement:          E-Commerce/Commerce-É

1.	Name of Corporation — Dénomination de la société
GENOIL INC.
2.	Corporation No. — N° de la société
329322-0

3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1. Pursuant to subsections 173(l)(e) of the Canada Business Corporations Act, Article 3 of the Articles of the Corporation is hereby amended by increasing the capital of the Corporation by the creation of an additional class of shares, to be designated as “Class A Preferred Shares”, issuable in one or more series, in an amount up to 10,000,000 Class A Preferred Shares, each such Class A Preferred Share having attached the rights, privileges, restrictions and conditions as set out in the attached Schedule of Share Capital; and
2. Pursuant to subsection 173(1)(o) of the Canada Business Corporations Act, Article 7 of the Articles of the Corporation is hereby amended by deleting the existing provisions and inserting therefor the following:
“The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.”

SCHEDULE OF SHARE CAPITAL
Class A Preferred Shares
The Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(i) the Class A Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and
(ii) subject to the provisions of the Canada Business Corporations Act, the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Class A Preferred Shares.

Date	Name — Nom	Signature	Capacity of — en qualité

2006-05-31	BRIAN KORNEY		DIRECTOR